Exhibit 4.2

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.


                     --------------------------------------


                                 THE 3DO COMPANY

                          COMMON STOCK PURCHASE WARRANT


                     --------------------------------------

         This certifies that, for good and valuable consideration, The 3DO Company, a Delaware corporation (the "Company"), grants to Gerard Klauer Mattison & Co., Inc., or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company Three Hundred Six Thousand Eight Hundred Forty-Two (306,842) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the purchase price per share of Two and 48/100 Dollars ($2.48) (the "Exercise Price"), from time to time, prior to 5:00 PM Eastern Standard Time on December 10, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms shall have the meanings set forth in Section 18 of this Warrant.




Certificate No.:  WA-16


Number of Warrant Shares:  306,842


Name of Warrantholder:  Gerard Klauer Mattison & Co., Inc.

         1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

            1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

                 (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                 (b) the delivery of payment to the Company, for the account of the Company, by cash, by wire transfer of immediately available funds or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

            1.2 Conversion Right (Cashless Exercise).

                 (a) In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price; provided, however, that the Warrantholder shall be required to pay the par value for any shares of Common Stock so delivered) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.


                 (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, together with a duly executed Exercise Form (with the conversion section completed), to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.


                 (c) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                      (i) If the Common Stock is listed on a national securities exchange, then the Fair Market Value shall be the average of the "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on each of the last five (5) Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the "daily sales prices" of the Common Stock on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on each of the last five (5) Business Days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day.


                      (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least four (4) of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board (which determination shall be described in detail in the written notice delivered to the Warrantholder together with the Common Stock certificates). If the Warrantholder objects to the fair value determined by the Company's Board of Directors, the Warrantholder shall have the right to appoint an independent appraiser (mutually consented to by the Company, such consent not to be unreasonably withheld) to determine the fair value. The independent appraiser shall be a nationally recognized investment banking firm or nationally recognized expert experienced in the valuation of companies engaged in the business conducted by the Company. The determination of such independent appraiser as to the fair value shall be controlling. The fees and expenses of the independent appraiser shall be paid by the Company unless the fair value determined by the Company's Board of Directors equals or exceeds the fair value determined by the independent appraiser.

            1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act.

            1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within ten (10) Business Days after receipt of the Exercise Form and the Investment Representation Statement and, if such exercise is not pursuant to Section 1.2, receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

            1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

            1.6 Divisibility of Warrant; Transfer of Warrant.

                 (a) Subject to the provisions of this Section 1.6, this Warrant may be divided into warrants of one thousand (1,000) shares or multiples thereof, upon surrender at the principal office or the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such

Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

                 (b) Upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if reasonably requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         2. Restrictions on Transfer; Restrictive Legends. Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to
Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

            THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

         Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

         STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

         Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if: (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares, as the case may be, may be sold without restriction (including, without limitation, as to volume) pursuant to Rule 144(k).

         3. Company Representations, Warranties and Covenants. The Company hereby represents, warrants, covenants and agrees as follows:

            3.1 All Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue.

            3.2 During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

            3.3 This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Warrant may be limited by federal or state securities laws on public policy relating thereto.

            3.4 The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof (i) will not be in violation of the Company's certificate of incorporation or bylaws, (ii) do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company,
(iii) do not and will not conflict with or contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or
(iv) require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency (other than such consents, approvals, notices, actions or filings as have already been obtained or made); except in the case of each of clauses (ii), (iii) and (iv), as could not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Company's ability to perform fully on a timely basis all of its obligations under this Warrant.

            3.5 The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, spinoff, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may reasonably be requested by the Warrantholder in order to protect the rights of the Warrantholder against dilution or other impairment.

         4.  Warrantholder   Representations,   Warranties  and  Covenants.  The
Warrantholder represents and warrants to the Company that:

            4.1 Authorization. The person signing this Warrant has full power and authority to enter into this Warrant on behalf of the Warrantholder. When executed and delivered, this Warrant will constitute the Warrantholder's valid and legally binding obligation, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained in this Warrant may be limited by federal or state securities laws on public policy relating thereto.

         4.2 Investment Representations.

                 (a) The Warrantholder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, and will be issued pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Warrantholder contained herein, and can be transferred in the absence of registration only pursuant to an exemption from registration, Rule 144 under the Securities Act or if the Company receives an opinion of counsel that such registration is not required.

                 (b) The Warrantholder is acquiring the Warrant and the Warrant Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof in violation of the securities laws; provided, however, that by making the representations herein, the Warrantholder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                 (c) The Warrantholder is experienced in evaluating companies such as the Company, is able to fend for the Warrantholder's self in transactions such as the one contemplated by the Warrant, has such knowledge and experience in financial and business matters that the Warrantholder is capable of evaluating the merits and risks of the Warrantholder's prospective investment in the Company, and has the ability to bear the economic risks of the investment, including a complete loss of the Warrantholder's investment. The Warrantholder has been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable. The Warrantholder has received all the information it considers necessary or appropriate to decide whether to purchase the Warrant and the Warrant Shares.

                 (d) The Warrantholder acknowledges that this Warrant satisfies the Company's obligations to issue to the Warrantholder a warrant pursuant to
Section 4(b) of the letter agreement, dated July 5, 2001, between the Company and Gerard Klauer Mattison & Co., Inc., as amended.

                 (e) Warrantholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                 (f) Warrantholder is not purchasing the Warrant and the Warrant Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Warrant and the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         5. Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         6. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         7. Certain Adjustments.

            7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                 (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                 (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                 (c) Reorganization, Merger, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Transaction"), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such Transaction by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised in full immediately before such Transaction. The Company shall execute and deliver to the Warrantholder at least ten (10) Business Days prior to effecting such Transaction a certificate setting forth the Warrantholder's rights as set forth in the preceding sentence. No Transaction shall be consummated unless adequate provision (in the reasonable opinion of the Warrantholder) has been made in the definitive agreement for the adjustments set forth herein and for the successor entity in any such Transaction to assume the Company's obligations hereunder. The provisions of this Section 7.1(c) shall similarly apply to successive Transactions.

                 (d) Stock and Rights Offering at Less than Fair Market Value or Exercise Price.

                      (i) If at any time after the date of issuance of this Warrant, the Company shall issue or sell Additional Securities at a price per share (or having a conversion, exchange or exercise price per share) that is less than (x) the Exercise Price or (y) the Fair Market Value (as defined in
Section 1.2(c) hereof), in either case on the date of such issuance or sale or on such record date then, immediately after the date of such issuance or sale or such record date, the Exercise Price shall be adjusted by reducing it to the lower of the following prices:

                         (I) the price calculated by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale or fixing of record date (on an as if converted basis, including the number of shares of Common Stock issuable upon conversion or exchange of any obligations, any shares of stock or other security of the Company or any other security convertible into or exchangeable for any security convertible into or exchangeable for Common Stock of the Company), multiplied by the then existing Exercise Price, plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale or fixing of record date (on an as if converted basis, including the number of shares of Common Stock issuable upon conversion or exchange of any obligations, any shares of stock or other security of the Company or any other security convertible into or exchangeable for any security convertible into or exchangeable for Common Stock of the Company); and

                         (II) the price calculated by multiplying the then existing Exercise Price by a fraction, (A) the numerator of which is the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale or fixing of record date (on an as if converted basis, including the number of shares of Common Stock issuable upon conversion or exchange of any obligations, any shares of stock or other security of the Company or any other security convertible into or exchangeable for any security convertible into or exchangeable for Common Stock of the Company) multiplied by the Fair Market Value per share of Common Stock immediately prior to such issue or sale or fixing of record date plus (y) the cash consideration received by the Company upon such issue or sale, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately after such issue or sale or fixing of record date (on an as if converted basis, including the number of shares of Common Stock issuable upon conversion or exchange of any obligations, any shares of stock or other security of the Company or any other security convertible into or exchangeable for any security convertible into or exchangeable for Common Stock of the Company) times the Fair Market Value per share of Common Stock immediately prior to such issue or sale or fixing of record date.



                      (ii) If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (including all cash dividends or other distributions, whether paid from retained earnings of the Company or otherwise) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(i) above), then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 7.1(d)(ii). The Company shall promptly (but in any case no later than five (5) Business Days prior to the record date of such distribution) mail by first class, postage prepaid, to the Warrantholder, notice that such distribution will take place.

                 (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                 (f)  Carryover.  Notwithstanding  any other  provision  of this
Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                 (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 7.1 (other than pursuant to Section 7.1(h)), the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                 (h) Adjustment of Number of Warrant Shares Purchasable. Upon any adjustment of the Exercise Price as provided in this Section 7.1 (other than pursuant to Section 7.1(g)), the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest .001 of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            7.2 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the
Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth in reasonable detail the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

            7.3 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (a) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (b) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (c) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (i) the books of the Company shall close, or (ii) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (iii) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer.

            7.4 Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 7.2 and 7.3 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

            7.5 Other Dilutive Events. If any event occurs of the type contemplated by the provisions of Section 7.1 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 7.

         8. Registration Rights.

            8.1 Form S-3 Registration. Reference is hereby made to that certain Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement"), by and among the Company and the Buyers (as defined therein). The Warrantholder shall have the same Form S-3 registration rights with respect to the Registrable Securities as the "Investors" (as defined under the Registration Rights Agreement) under the Registration Rights Agreement, and the terms and provisions of Sections 2(a)-(e), 3 and 4 of the Registration Rights Agreement (captioned "Registration") shall apply to the Warrantholder and its Registrable Securities with the Warrantholder holding the same rights as the "Investors" under Sections 2(a)-(e), 3 and 4 of the Registration Rights Agreement; provided, that, for purposes of such application, "Legal Counsel" shall mean Morrison & Foerster LLP or such other counsel as thereafter designated by the holders of a majority of the Registrable Securities.

            8.2 Incidental Registration.

                 (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a merger, acquisition or exchange, (iii) a registration relating solely to a convertible debt transaction or (iv) a Form S-3 registration pursuant to Section 8.1, the Company will:

                      (i) promptly give to the Holders  written notice  thereof;
and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder.

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration, as the case may be).
Notwithstanding any other provision of this Section 8.2, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the Company will include in such registration and underwriting, to the extent of the number and type of securities that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such other securities requested to be registered on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities owned by each participating Holder) entitled to be included in such registration, third, all Other Securities proposed to be registered. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the date of the final prospectus included in the registration statement relating thereto.

                 (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 8.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

         9. Obligations of the Company.

         In connection with the registration of the Registrable Securities as contemplated by Section 8.2, the Company shall:

            9.1 Prepare and file with the SEC a Registration Statement with respect to the securities to be sold by the Company or on account of a security holder together with the Registrable Securities to be sold by the requesting Holders, promptly (and in any event within forty-five (45) days of delivery of a written notice from a requesting Holder to register Registrable Securities) and thereafter use its best efforts to cause the Registration Statement to become effective, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            9.2 Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement;

            9.3 Furnish to each Holder whose Registrable Securities are included in the Registration Statement (without charge to the Holders) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder in connection with the offering and the sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

            9.4 Use its best efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders who hold a majority in interest of the Registrable Securities reasonably request, (b) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (d) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 9.4;

            9.5 In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 12.1;

            9.6 Promptly notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

            9.7 Promptly notify each Holder who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

            9.8 Permit a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

            9.9 Make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

            9.10 At the reasonable request of the Holders who hold a majority in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (a) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (b) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

            9.11 Make available for inspection by any Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

            9.12 Use its best efforts either to (a) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) secure designation of all the Registrable Securities covered by the Registration Statement as a Nasdaq "National Market Security" within the meaning of Rule 11Aa2-l of the SEC and the quotation of the Registrable Securities on the Nasdaq National Market;

            9.13 Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

            9.14 Cooperate with the Holders who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Holders may reasonably request;

            9.15 Promptly notify each Holder when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and 9.16 Take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

         10. Obligations of the Holders.

         In connection with the registration of Registrable Securities as contemplated by Section 8.2, each Holder agrees as follows:

            10.1 Each Holder, by its acceptance of the Registrable Securities, agrees to reasonably cooperate with the Company in connection with the preparation and filing of any registration statement under Section 8.2, unless such Holder has decided not to participate.

            10.2 No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements set forth in
Section 8.2(b), (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Holder's pro rata portion of all underwriting discounts and commissions.

            10.3 Holder agrees that the Company may suspend offers and sales or delay the effectiveness of any registration statement, an aggregate of up to twenty (20) Business Days in any 12-month period (provided no suspension shall exceed five consecutive Business Days), if the Company's Board of Directors determines, in good faith, that such delay would be necessary to avoid premature disclosure of any material acquisition, disposition, business combination, or other material transaction or information or circumstances exist that make it impractical or inadvisable to amend or supplement the registration statement.

         11. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 8.1 or 8.2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

         12. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:


            12.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, who sign the Registration Statement, and each person, if any, who controls such Holder (each, an "Indemnified Holder"), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. Subject to the restrictions set forth in Section
12.3 with respect to the number of legal counsel, the Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. If multiple claims are brought against an Indemnified Holder in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this
Section 12 with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 12.1 (w) shall not apply to a Claim arising out of or based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (x) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d) of the Registration Rights Agreement or
Section 9.3, and the Indemnified Holder was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Holder, notwithstanding such advice, used it;

(y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d) of the Registration Rights Agreement or Section 9.3; and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Holder and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 15.

            12.2 In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 12.1, the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (each, a "Company Indemnified Party" and collectively and together with an Indemnified Holder, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 12.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the Holder shall in no event be liable under this Section 12.2 for any amount of a Claim that exceeds the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 12.2 with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            12.3  Promptly  after  receipt by an  Indemnified  Party  under this
Section 12 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 12, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure by an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 12, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         13. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 12 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 12, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         14. Reports. Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                 (a) comply with the requirements of paragraph (c) of Rule 144 with respect to current public information about the Company;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

         15. Assignment of Registration Rights. The right to have the Company register Registrable Securities pursuant to this Warrant shall be automatically assigned by the Holders to transferees or assignees of this Warrant or such Registrable Securities, provided that immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee would be subject to restrictions under the Securities Act. The term "Holders" as used herein shall include permitted assignees and transferees.

         16. Amendments. Any provision of this Warrant (including registration rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder and the Company.

         17. Expiration of the Warrant. The right to exercise this Warrant shall terminate on the Expiration Date. All terms of this Warrant applicable to the Warrant Shares, including, without limitation, Sections 8 through 16, inclusive, shall survive exercise and/or expiration of this Warrant.

         18. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

            Additional  Securities:  all shares  (including  treasury shares) of
Common Stock, rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, issued or sold by the Company after the date hereof, excluding: (i) the Warrant Shares; (ii) any options (or shares of Common Stock issued upon exercise of such options) issued to any employee, officer, director or consultant of the Company pursuant to a stock option plan which is approved by the Board of Directors of the Company; (iii) securities issued pursuant to a recapitalization, reorganization or merger, the sole purpose of which is to effect a change in the Company's jurisdiction of incorporation; (iv) securities issued pursuant to the bona fide acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company or its stockholders own not less than a majority of the voting power of the surviving or successor corporation or the entity that controls such surviving or successor corporation; (v) capital stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (vi) securities issued in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of even date hereof, between the Company and certain purchasers thereto, including shares of Common Stock issuable upon conversion or exercise of securities issued pursuant to such Securities Purchase Agreement; and (vii) securities issued in a firm commitment, underwritten public offering with net proceeds to the Company of at least $25,000,000.

            Assignment Form: an Assignment Form in the form annexed hereto as Exhibit C.

            Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in The City of New York, State of New York.

            Claims: the meaning specified in Section 12.1.

            Common Stock: the meaning specified on the cover of this Warrant.

            Company: the meaning specified on the cover of this Warrant.

            Company Indemnified Party: the meaning specified in Section 12.2.

            Determination Date: the meaning specified in Section 1.2(c).

            Exchange Act: the meaning specified in Section 12.1 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

            Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

            Exercise Price: the meaning specified on the cover of this Warrant.

            Expiration Date: the meaning specified on the cover of this Warrant.

            Fair Market Value: the meaning specified in Section 1.2(c).

            Holder(s): holder(s) of Registrable Securities.

            Indemnified Holder: the meaning specified in Section 12.1.

            Indemnified Party: the meaning specified in Section 12.2.

            Inspectors: the meaning specified in Section 9.11.

            Investment   Representation   Statement:    means   the   investment
representation statement attached hereto as Exhibit B.

            Nasdaq: the meaning specified in Section 1.2(c)(i).

            National Market: the meaning specified in Section 1.2(c)(i).

            Other Securities: any stock and other securities of the Company (other than Common Stock) or of any other entity which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

            Registration Expenses: all reasonable expenses incurred by the Company in complying with Sections 8.1 or 8.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and all reasonable fees and disbursements of one special counsel for all of the Holders who elect to include their Registrable Securities in any such registration up to a maximum of $10,000 for such special counsel.

            Registration  Statement:  a registration  statement or  registration
statements  of  the  Company  filed  under  the   Securities  Act  covering  the
Registrable Securities.

            Registrable Securities: (i) the Warrant Shares and other securities issued or issuable upon exercise of the Warrants and (ii) any securities issued or issuable with respect to any Common Stock or other securities referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination or other reorganization or otherwise.

            Rule 144: the meaning specified in Section 14.

            SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

            Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

            Selling Expenses shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of special counsel for the Holders (but only to the extent such fees and disbursements of such special counsel exceed $10,000).

            Transaction: the meaning specified in Section 7.1(c).

            Violation: the meaning specified in Section 12.1.

            Warrantholder: the meaning specified on the cover of this Warrant.

            Warrant Shares: the meaning specified on the cover of this Warrant.

         19. Miscellaneous.

            19.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

            19.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

            19.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

            19.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            19.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

            19.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                 (a) if to the Company, addressed to:

                     The 3DO Company
                     100 Cardinal Way
                     Redwood City, California 84063

                 (b) if to the Warrantholder, addressed to:

                     the address of such Warrantholder
                     appearing on the signature page to this Warrant.

         Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

            19.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

            19.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.


            19.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                        THE 3DO COMPANY



                                        By: /s/ James Alan Cook
                                            ------------------------------------
                                            Name:  James Alan Cook
                                            Title: Executive Vice President and
                                                   Secretary



                                        Gerard Klauer Mattison & Co., Inc.



                                        Name: /s/ Dominic Petito
                                              ----------------------------------
                                              Title: Senior Managing Director

                                        Address:
                                                   529 Fifth Avenue
                                        ----------------------------------------
                                                   New York, New York 10017
                                        ----------------------------------------


                                         Facsimile:      212-338-8991
                                                    ----------------------------

                                         Phone:          212-885-4100
                                                --------------------------------

                                         Attention:      Dominic Petito
                                                    ----------------------------


Dated: December 10, 2001

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:      THE 3DO COMPANY


         1. The undersigned Warrantholder hereby elects to purchase ________ shares of Common Stock of The 3DO Company (the "Common Stock") pursuant to the terms of the attached Warrant.

         2. Method of Exercise (Please initial the applicable blank):

            ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.

            ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1.2 of the Warrant.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned Warrantholder:


                               ----------------------------------------

                               ----------------------------------------
                                       (Address)


                                           -------------------------------------
                                           Name of Warrantholder


                                           -------------------------------------
                                           Signature of Authorized Signatory


                                           -------------------------------------
                                           Print Name and Title


                                           -------------------------------------
                                           Date

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

                                               _______ Shares of Common Stock of
                                                                 The 3DO Company


         In connection with the acquisition of the above-listed securities pursuant to the exercise of the Warrant, dated as of December 10, 2001, issued by The 3DO Company (the "Company") to the undersigned (the "Warrant"), the undersigned hereby represents to the Company as follows: (Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Warrant.)

         1. Investment Representations.

            (A) The undersigned understands that the Warrant Shares have not been registered under the Securities Act, and will be issued pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the undersigned contained herein, and can be transferred in the absence of registration only pursuant to an exemption from registration, Rule 144 or if the Company receives an opinion of counsel that such registration is not required.

            (B) The undersigned is acquiring the Warrant Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof in violation of the securities laws; provided, however, that by making the representations herein, the undersigned does not agree to hold any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

            (C) The undersigned is experienced in evaluating companies such as the Company, is able to fend for the undersigned's self in transactions such as the one contemplated by the Warrant, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the undersigned's prospective investment in the Company, and has the ability to bear the economic risks of the investment, including a complete loss of such undersigned's investment. The undersigned has been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable. The undersigned believes that it has received all the information it considers necessary or appropriate to decide whether to purchase the Warrant Shares.

            (D) Warrantholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (E) Warrantholder is not purchasing the Warrant Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                                    --------------------------------------------
                                    Name of Warrantholder


                                    --------------------------------------------
                                    Signature of Authorized Signatory


                                    --------------------------------------------
                                    Print Name and Title


                                    --------------------------------------------
                                    Date

                                    EXHIBIT C

                                 ASSIGNMENT FORM

               (To be executed only upon transfer of this Warrant)


         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase __________ shares of Common Stock of The 3DO Company to which such Warrant relates and all other rights of the Warrantholder under the within Warrant (including, without limitation, the registration rights provided in Section 8 of the within Warrant), and appoints ______________________ Attorney to make such transfer on the books of The 3DO Company maintained for such purpose, with full power of substitution in the premises.

Dated: ___________________

                                       Signature
                                                 -------------------------------


                                                 -------------------------------
                                                          (Print Name)


                                                 -------------------------------
                                                        (Street Address)


                                                 -------------------------------
                                                 (City)     (State)   (Zip Code)

Signed in the presence of:


-------------------------------